UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2009
KORN/FERRY INTERNATIONAL
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-14505 (Commission File Number)	95-2623879 (IRS Employer Identification No.)

1900 Avenue of the Stars, Suite 2600 Los Angeles, California (Address of Principal Executive Offices)	90067 (Zip Code)
Registrant’s telephone number, including area code: (310) 552-1834
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EX-10.2
EX-10.3

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 8, 2009, the Compensation and Personnel Committee (the “Committee”) of the Board of Directors (the “Board”) of Korn/Ferry International (the “Company”) approved the Form of Restricted Stock Award Agreement and Form of Stock Option Agreement (each an “Agreement,” and collectively, the “Agreements”) to be used to set forth the terms of grants of restricted stock (both time- and performance-based) and stock option awards to certain participants in the Korn/Ferry International 2008 Stock Incentive Plan (the “Plan”), including the Company’s named executive officers.
Each of the Agreements contemplate that awards will vest pursuant to the vesting schedule set forth in the Agreement (and related notice thereof), subject to the continued employment of the participant, the terms and conditions of the Agreement and the Plan. Pursuant to the Form of Restricted Stock Award Agreement, a participant will forfeit any unvested portion of the award upon a termination of employment with the Company for any reason. Pursuant to the Form of Stock Option Agreement, a participant, or their estate, heir or beneficiary, if applicable, may exercise all of the award upon a termination of employment with the Company due to death or disability for a period of one year commencing on the date of death or termination due to disability, as applicable, and will forfeit any unvested portion of the award upon a termination of employment with the Company for any other reason.
The Company’s stockholders approved the Plan at the 2008 Annual Meeting of Stockholders. As previously disclosed, the Plan will be administered by the Committee. Any current or prospective officers or employees, nonemployee directors and any other service providers of the Company and its subsidiaries are eligible to participate in the Plan. The Plan provides the Committee with the authority to award options, stock appreciation rights, restricted stock, restricted stock units and cash incentive compensation awards, any of which may be structured to qualify in whole or in part as performance awards. Subject to certain adjustments, the maximum number of shares of the Company’s common stock, par value $0.01 (the “Common Stock”) that may be issued pursuant to awards granted under the Plan will be 1,620,000 plus any shares subject to outstanding awards under the Company’s Performance Award Plan, as of July 25, 2008, that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares). The number of shares of Common Stock that may be issued under the Plan, pursuant to full-value awards (meaning awards other than options and stock appreciation rights) is limited by operation of a share-counting formula in which full-value awards count as 1.8 shares against the pool of shares available for issuance under the Plan.
The aggregate number of shares of Common Stock subject to awards under the Plan during any calendar year to any one participant may not exceed 500,000, subject to certain adjustments. The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of stock options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), may not exceed 1,620,000, subject to certain adjustments. The maximum cash amount payable pursuant to that portion of a cash incentive compensation award granted in any calendar year to any participant under the Plan that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code may not exceed $5,000,000. Subject to certain exceptions, the aggregate number of shares of Common Stock subject to options and stock appreciation rights granted under the Plan during any calendar year to any one nonemployee director may not exceed 50,000 and the aggregate number of shares of Common Stock issued or issuable under all awards granted under the Plan other than options or stock appreciation rights during any calendar year to any one nonemployee director may not exceed 25,000.
The Plan prohibits granting stock options or stock appreciation rights (other than in the context of a merger or other acquisition) with exercise prices lower than the closing price of the underlying shares of Common Stock on the grant date. The Plan prohibits the repricing of stock options and stock appreciation rights without the approval of stockholders, either by canceling the award to issue a replacement award to the participant at a lower price or by reducing the exercise price of the award, other than in connection with a change in the Company’s capitalization. The term of stock options and stock appreciation rights granted pursuant to the Plan may not exceed seven years.
The Plan was effective as of the date on which it was approved by the Company’s stockholders. The Plan will terminate with respect to the grant of new awards on September 23, 2018.
The foregoing description of the terms of the Plan is qualified in its entirety by reference to the actual terms of the Plan, which is incorporated herein by reference.

The foregoing description of the terms of the Agreements is qualified in its entirety by reference to the actual terms of the Agreements, which are attached hereto as Exhibits 10.2 and 10.3 and incorporated herein by reference.
On June 9, 2009, the Board also approved a $100 million increase in the principal amount of deferred compensation obligations that are available for issuance under the Company’s Executive Capital Accumulation Plan (“ECAP”), thereby authorizing the issuance of up to $140 million of principal amount of deferred compensation obligations under the ECAP. This increase was not accompanied by any changes to the terms of the ECAP, which are incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1
Korn/Ferry International 2008 Stock Incentive Plan, filed as Exhibit 99.1 to the Company’s Registration Statement on Form S-8 (File No. 333-158632), filed with the Securities and Exchange Commission on April 17, 2009 and incorporated herein by reference.

10.2	Korn/Ferry International 2008 Stock Incentive Plan Form of Restricted Stock Award Agreement.
10.3	Korn/Ferry International 2008 Stock Incentive Plan Form of Stock Option Agreement.
10.4
Korn/Ferry International Executive Capital Accumulation Plan, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (File No. 333-111038), filed with the Securities and Exchange Commission on December 10, 2003 and incorporated herein by reference.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORN/FERRY INTERNATIONAL
(Registrant)
Date: June 12, 2009

/s/ Michael A. DiGregorio
(Signature)
Name:	Michael A. DiGregorio
Title:	Executive Vice President and Chief Financial Officer